FOR IMMEDIATE RELEASE
Contact: Andrew Gordon, President & CEO
Telephone: (718) 832-0800

Coffee Holding Co., Inc. Reports Second Quarter and Six Month Earnings

BROOKLYN, New York - June 14, 2007. Coffee Holding Co., Inc. (AMEX:JVA) today announced its operating results for the three and six months ended April 30, 2007. In this release, the Company:

•	Reports sales growth of 18.2% for the quarter;

•	Reports a $623,122 increase in net income for the quarter; and

•	Reports net income of $0.06 per share for the quarter.

Net income equaled $338,888, or $.06 per share (basic and diluted), for the three months ended April 30, 2007 compared to a net loss of $284,234, or ($0.05) per share (basic and diluted), for the three months ended April 30, 2006. Net income equaled $648,592, or $.12 per share (basic and diluted), for the six months ended April 30, 2007 compared to net income of $235,404, or $0.04 per share (basic and diluted), for the six months ended April 30, 2006. The increase primarily reflects increased gross profit and was partially offset by increased operating expenses.

Net sales totaled $14,194,373 for the three months ended April 30, 2007, an increase of $2,183,445 or 18.2% from $12,010,928 for the three months ended April 30, 2006. Net sales totaled $26,829,485 for the six months ended April 30, 2007, an increase of $973,712 or 3.8% from $25,855,773 for the six months ended April 30, 2006. The increase in green coffee sales reflects higher sales of green coffee and private label coffee compared to the second quarter of fiscal year 2006.

“We are obviously pleased with our results for the quarter as operating margins returned to more historical levels.  The price increases implemented at the beginning of 2007 were crucial in achieving these historical margins along with a favorable position in the green coffee markets were keys to a profitable quarter,” said Andrew Gordon, President and Chief Executive Officer.

“I am always pleased when we are able to grow our business at the rate we have (18.8% for the quarter) while maintaining normal operating margins.  In doing so, we continue to meet the challenges of an ever increasing volatile economic environment and we hope to keep to improving our margins while growing our sales over the balance of fiscal 2007.  With some exciting new business on the West Coast as well as our first substantial business with our Joint Venture - Generations Coffee Co. to begin in the immediate future, we believe our goals will be achievable.”

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold through the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
APRIL 30, 2007 AND OCTOBER 31, 2006

	April 30, 2007	October 31, 2006
	(unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$1,677,825	$1,112,165
Commodities held at broker	3,428,114	4,330,489
Accounts receivable, net of allowance for doubtful accounts of $420,349 for 2007 and 2006	4,589,560	6,534,848
Inventories	3,938,672	2,899,543
Prepaid expenses and other current assets	744,693	328,544
Prepaid and refundable taxes	6,710	302,003
Deferred tax asset	452,000	221,000
TOTAL CURRENT ASSETS	14,837,574	15,728,592

Property and equipment, at cost, net of accumulated depreciation of $4,317,727 and $4,159,274 for 2007 and 2006, respectively	2,458,544	2,138,951
Investment in joint venture	281,858	408,798
Due from joint venture, less reserve of $242,000 for 2007	220,030	73,658
Deposits and other assets	349,335	631,859
TOTAL ASSETS	$18,147,341	$18,981,858

- LIABILITIES AND STOCKHOLDERS' EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$4,052,468	$4,828,689
Income taxes payable	74,707	-
Line of credit borrowings	1,703,952	2,542,881
TOTAL CURRENT LIABILITIES	5,831,127	7,371,570

Deferred income tax liabilities	9,750	12,300
Deferred compensation payable	316,169	256,284
TOTAL LIABILITIES	6,157,046	7,640,154

MINORITY INTEREST	-	-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 5,529,830 shares issued and outstanding for 2007 and 2006, respectively	5,530	5,530
Additional paid-in capital	7,327,023	7,327,023
Retained earnings	4,657,742	4,009,151
TOTAL STOCKHOLDERS' EQUITY	11,990,295	11,341,704
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,147,341	$18,981,858

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
SIX AND THREE MONTHS ENDED APRIL 30, 2007 AND 2006
(Unaudited)

	Six Months Ended April 30,		Three Months Ended April 30,
	2007	2006	2007	2006
NET SALES	$26,829,485	$25,855,773	$14,194,373	$12,010,928

COST OF SALES	22,553,727	22,667,636	12,087,210	11,148,234

GROSS PROFIT	4,275,758	3,188,137	2,107,163	862,964

OPERATING EXPENSES:
Selling and administrative	2,846,734	2,502,295	1,456,044	1,219,458
Writedown of amount due from joint venture	242,000	-	-	-
Bad debt expense	31,195	-	31,195	-
Officers’ salaries	234,449	272,180	117,437	136,205
TOTALS	3,354,378	2,774,475	1,604,676	1,355,663

INCOME (LOSS) FROM OPERATIONS	921,380	413,662	502,487	(492,969)

OTHER INCOME (EXPENSE)
Interest income	66,576	57,289	32,460	26,723
Equity in loss of joint venture	(93,939)	(5,322)	(30,000)	(5,322)
Writedown of investment in joint venture	(33,000)	-	-	-
Management fee income	12,046	-	-	-
Interest expense	(56,406)	(38,225)	(32,174)	(22,766)
Impairment loss - leasehold improvements	(31,892)	-	(31,892)	-
	(136,615)	13,742	(61,606)	(1,365)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST IN SUBSIDIARY	784,765	427,406	440,881	(494,334)

Benefit (provision) for income taxes	(140,050)	(192,000)	(102,200)	210,100

INCOME (LOSS) BEFORE MINORITY INTEREST	644,715	-	338,681	-

Minority interest in subsidiary	3,877	-	207	-

NET INCOME (LOSS)	$648,592	$235,404	$338,888	$(284,234)

Basic and diluted earnings (loss) per share	$.12	$.04	$.06	$(.05)

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED APRIL 30, 2007 AND 2006
(Unaudited)

	2007	2006
OPERATING ACTIVITIES:
Net income	$648,592	$235,404
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	165,478	227,907
Writedown of amount due from joint venture	242,000	-
Loss from joint venture	93,939	5,322
Writedown of investment in joint venture	33,000	-
Deferred taxes	(233,550)	29,300
Impairment loss	31,892	-
Changes in operating assets and liabilities:
Commodities held at broker	902,375	14,443
Accounts receivable	1,703,288	899,654
Inventories	(1,039,129)	950,421
Prepaid expenses and other current assets	(416,149)	(116,866)
Prepaid and refundable income taxes	295,293	(104,607)
Accounts payable and accrued expenses	(776,221)	(502,758)
Due from joint venture	(146,372)	-
Deposits and other assets	14,021	(19,675)
Income taxes payable	74,707	(217,064)
Net cash provided by operating activities	1,593,164	1,401,485

INVESTING ACTIVITIES:
Purchases of property and equipment	(188,575)	(113,756)
Security deposits	-	(2,500)
Investment in joint ventures	-	(450,501)
Net cash (used in) investing activities	(188,575)	(566,757)

FINANCING ACTIVITIES:
Advances under bank line of credit	23,967,150	20,737,183
Principal payments under bank line of credit	(24,806,079)	(20,920,638)
Principal payments of obligations under capital leases	-	(1,329)
Net cash (used in) financing activities	(838,929)	(184,784)

NET INCREASE IN CASH	565,660	649,944

Cash, beginning of year	1,112,165	735,468

CASH, END OF PERIOD	$1,677,825	$1,385,412

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$43,351	$16,873
Income taxes paid	$-	$185,000

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:

The Company utilized its deposit for the purchase of machinery and equipment	$328,388	-